SERVICE AND CONSULTING

AGREEMENT

made by and between

HPIL GLOBALCOM Inc.

and

ECOLOGY TRANSPORT SRL

December 5, 2014

Table of Contents

1.	Term………………………………………………………………………………..………...	2
2.	Goals And Objectives………………………………………………………….………....	3
3.	Obligations Of The Parties…………………………………………………….…………	3
4.	Confidentiality………………………………………………………………….………….	3
5.	Relation Of The Parties…………………………………………………………..............	3
6.	Closing……………………………………………………………………….......................	3
7.	Representations, Warranties, And Covenants Of ET………………………………..	3
8.	Representations, Warranties, And Covenants Of HPIL GC…………………..........	4
9.	ET’s Indemnity………………………………………………………………….................	5
10.	HPIL GC’s Indemnity……………………………………………………………………..	5
11.	Payment Of The Services………………………………………………………................	5
12.	Approval Of Counsel……………………………………………………………...............	6
13.	Notices………………………………………………………………………….....................	6
14.	Additional Undertakings…………………………………………………………………..	6
15.	Compliance With The Foreign Corrupt Practices Act And Export Control And Antiboycott Laws…………….………………….………………………………...………..	7
16.	Arbitration……………………………………………………………….…………………...	7
17.	Governing Law………………………………………………………………………………	7
18.	Binding Effect……………………………………………………………………………….	7
19.	Counterparts…………………………………………………….……………………………	7
20.	No Reliance………………………………………………….……………………………….	7
21.	Early Termination……………………………………………………………………….......	8
22.	Captions…………………………………………………..……………………………….......	8
23.	Entire Agreement…………………………………………………………………...……….	8

SERVICE AND CONSULTING AGREEMENT

THIS SERVICE AND CONSULTING AGREEMENT (the “Agreement”) is signed this 5th day of December, 2014 (the “Closing Date”), by and between HPIL GLOBALCOM Inc., a Nevada (USA) corporation (hereafter “HPIL GC”) and ECOLOGY TRANSPORT SRL, a private company domiciled in Italy (hereafter “ET”).

R E C I T A L S:

The following is a recital of facts underlying this Agreement:

A.              HPIL GC is focused on investing in both private and public companies in the communication business sector. HPIL GC does not restrict its potential candidate target companies to any specific geographical location and thus acquires various types of business in the communication sector.  Also HPIL GC is active with the acquisitions of intellectual properties and technologies in the communication sector.

B.              HPIL GC is a wholly owned subsidiary of HPIL Holding, a Nevada (USA) corporation and a worldwide diversified investing holding company.  HPIL Holding is a US Public and SEC reporting company.

C.              ET is focused on the communication and ecology sectors, in particular in the transportation of goods for third parties, providing services in the field of ecology in general, such as the collection, transport on their own account and for third parties. Also, ET is authorized for the disposal of inert waste, assimilated urban waste, and special and generic waste from any source. ET also is involved in the eventual usage of the resultant material for insertion into production cycles.

D.              Furthermore ET engages in the cleaning of public and private yard areas, is concerned with the residues of various species to be disposed of, the remediation and cleanup of former quarries or areas environmentally recoverable, the installation and management of premises and/or third party recovery, reuse, waste processing and sorting of the same, including the temporary and regular storage of solid waste, and the rental and sale of containers for ecological use.

E.              Moreover ET performs consulting related to environmental regulations, especially for the transportation of goods by third parties, and for the collection, transportation and final processing of hazardous and non-hazardous municipal waste.

F.               ET operates, and has always operated, according to the regulations in force and is fully respectful of the environment. ET periodically evaluates and conforms to applicable regulations and obtains the necessary permits, clearances and certificates.

NOW, THEREFORE, HPIL GC and ET (hereafter the “Party” or collectively the “Parties”) in consideration of and in reliance upon the representations, warranties, covenants and agreements contained herein, hereby agree and bind themselves to undertake this Agreement under the following terms and conditions:

1.               Term

The term of this Agreement shall be 2 (two) years unless terminated earlier in accordance with the terms of this Agreement (the "Term").

2.               Goals And Objectives

HPIL GC shall provide to ET the service and consulting described in Exhibit A (the “Services”) included in and made a part of this Agreement.  HPIL GC reserves the right to make modifications to the Services with reasonable notice to ET.  If the Parties agree that such modifications materially change the Services, HPIL GC will adjust the Fee (as defined in the Section 11) as the Parties shall agree, or ET shall have the right to terminate this Agreement as provided in the Section 21.

3.               Obligations Of The Parties

3.1.        HPIL GC’s obligations under this Agreement are to:

(i)               Follow up on developments regarding ET;

(ii)             Work with ET as appropriate.

3.2.        ET’s obligations under this Agreement are to:

(i)               Keep HPIL GC aware of developments regarding ET;

(ii)             Work with HPIL GC as appropriate.

4.               Confidentiality

Subject to sub-clause below, each Party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement. Each Party may disclose information which would otherwise be confidential if and to the extent:

(i)               required by the law of any relevant jurisdiction;

(ii)             the information has come into the public domain through no fault of that Party; or

(iii)           the other Party has given prior written approval to the disclosure, provided that any such information disclosed shall be disclosed only after consultation with and notice to the other Party.

5.               Relation Of The Parties

The nature of relationship between the Parties is that ET hereby retains HPIL GC as an independent contractor, and HPIL GC hereby accepts and agrees to such retention. It is acknowledged and agreed by ET that HPIL GC carries neither professional licenses nor memberships in any self-regulatory organizations. It is further acknowledged and agreed by ET that HPIL GC is not rendering legal advice and is not acting and shall not act as an investment advisor or broker/dealer within the meaning of any applicable state or federal securities laws.  The services of HPIL GC shall not be exclusive nor shall HPIL GC be required to render any specific number of hours or assign specific personnel to ET or its projects.

6.               Closing

The closing of this Agreement shall take place at the offices of HPIL GC, 7075 Gratiot Road, Suite One, Saginaw, Michigan 48609 (United States of America), or other mutually agreed upon location.

7.               Representations, Warranties, And Covenants Of ET

ET hereby represents, warrants, and covenants to HPIL GC that:

7.1.        Authorization

This Agreement constitutes a valid and legally binding obligation of ET, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

7.2.        Consents

To ET’s knowledge, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of ET is required in connection with the consummation of the transactions contemplated by this Agreement.

7.3.        Compliance With Other Instruments

The execution, delivery and performance of this Agreement contemplated hereby will not result in a violation of, or default under, any instrument, judgment, order, writ, decree or contract known to ET, or an event that results in the creation of any lien, charge or encumbrance upon the Agreement.

7.4.        Litigation

There is no action, suit, proceeding or investigation pending or, to ET’s knowledge, currently threatened that questions the validity of this Agreement, or the right of ET to enter into this Agreement.

8.               Representations, Warranties, And Covenants Of HPIL GC

8.1.        Authorization

This Agreement constitutes a valid and legally binding obligation of HPIL GC, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

8.2.        Consents

To HPIL GC’s knowledge, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of HPIL GC is required in connection with the consummation of the transactions contemplated by this Agreement.

8.3.        Compliance With Other Instruments

The execution, delivery and performance of this Agreement contemplated hereby will not result in a violation of, or default under, any instrument, judgment, order, writ, decree or contract known to HPIL GC, or an event that results in the creation of any lien, charge or encumbrance upon the Agreement.

8.4.        Litigation

There is no action, suit, proceeding or investigation pending or, to HPIL GC’s knowledge, currently threatened that questions the validity of this Agreement, or the right of HPIL GC to enter into this Agreement.

9.               ET’s Indemnity

9.1.        HPIL GC shall indemnify, defend, and hold harmless ET from, against and with respect to any claim, liability, obligations, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys’ and accountants’ fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) or any kind or character (collectively, “Losses”) arising out of or in any manner, incident, relating or attributable to: any inaccuracy in any representation or breach of warranty of ET contained in this Agreement and (ii) any failure by HPIL GC to perform or observe, or to have performed or observed in full any covenant, agreement or condition to be performed or observed by HPIL GC under this Agreement or any of the other agreements or instruments executed and delivered by HPIL GC on the Closing Date.

9.2.        ET agrees that the sole and exclusive remedy for money damages related to this Agreement and the transactions contemplated hereby shall be the rights to indemnification set forth in this Section 9.

10.            HPIL GC’s Indemnity

10.1.    ET shall indemnify, defend, and hold harmless HPIL GC from, against and with respect to any claim, liability, obligations, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys’ and accountants’ fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) or any kind or character (collectively, “Losses”) arising out of or in any manner, incident, relating or attributable to: any inaccuracy in any representation or breach of warranty of HPIL GC contained in this Agreement and (ii) any failure by ET to perform or observe, or to have performed or observed, in full any covenant, agreement or condition to be performed or observed by ET under this Agreement or any of the other agreements or instruments executed and delivered by ET on the Closing Date.

10.2.    HPIL GC agrees that the sole and exclusive remedy for money damages relating to this Agreement and the transactions contemplated hereby shall be the rights to indemnification set forth in this Section 10.

11.            Payment Of The Services

11.1.    As compensation for the Services, ET shall pay HPIL GC, in US Dollars, a fee of $5,000 (Dollars Five Thousand) per month (the “Fee”). The Fee is due at the beginning of each calendar month beginning on the Closing Date and expiring 2 (two) calendar years after the Closing Date. ET will be responsible for all reasonable out-of-pocket expenses and these will be invoiced periodically.

11.2.    All terms are net 30 (thirty) days. HPIL GC, at its option, may suspend the Services if the balances payable become delinquent to it by ET until the balances have been paid or treat such failure to pay as a material breach of this Agreement and terminate this Agreement immediately.

12.            Approval Of Counsel

All instruments or documents to be delivered by any Party to this Agreement shall be in form and content reasonably satisfactory to the counsel for the Party receiving such instrument or document.

13.            Notices

All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) five (5) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) when dispatched by electronic facsimile transmission (with confirmation of successful transmission), or (d) one (1) business day after having been dispatched by an internationally recognized overnight courier service, in each case to the appropriate Party at the address or facsimile number specified below:

If to HPIL GC:

HPIL GLOBALCOM Inc.

Attn.:  Nitin Amersey, CFO and Corporate Secretary

Attn.:  Louis Bertoli, President and CEO

7075 Gratiot Road, Suite One

Saginaw, Michigan 48609

United States of America

Facsimile No.:  001(248)750-1016

with a copy (which shall not constitute notice) to the following e-mail addresses:

info@hpilglobalcom.com

If to the ET:

ECOLOGY TRANSPORT SRL

Attn.: Mauro Minetta, President and CEO

Viale Degli Alpini no. 54, Int. 3

Manerba Del Garda 25080

Italy

Facsimile No.: 0039(0365)552-402

with a copy (which shall not constitute notice) to the following e-mail address:

info@ecologytransport.com

Any Party hereto may change its address or facsimile number for the purposes of this Section 13 by giving notice as provided herein.

14.            Additional Undertakings

The Parties shall hereafter each take those actions and execute and deliver those documents and instruments as shall be reasonably necessary in order to fulfill the intent and purpose of this Agreement, and shall cooperate in any filing, registration, investigation or other activity that shall be required or shall occur as a result of or in connection with this transaction.

15.            Compliance With The Foreign Corrupt Practices Act And Export Control And Antiboycott Laws

Neither ET or HPIL GC or any representative of ET or HPIL GC in its capacity as such has violated the Foreign Corrupt Practices Act or the anticorruption laws of any jurisdiction where ET or HPIL GC does business.  Each of ET and HPIL GC has at all times complied with all legal requirements relating to export control and trade sanctions or embargoes.  Neither ET or HPIL GC have violated the antiboycott prohibitions contained in 50 U.S.C. Sections 2401 et seq. or taken any action that can be penalized under Section 999 of the Internal Revenue Code of 1986, as amended.

16.            Arbitration

Any and all disputes or controversies between the Parties arising out of or in connection with this Agreement shall be finally settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce; provided, a Party may seek a temporary restraining order, preliminary injunction, or other provisional judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo.  Despite any such action for provisional relief, the Parties will continue to participate in good faith in the procedures specified in this Section 16.  Each Party shall appoint one arbitrator who shall mutually appoint a third arbitrator who shall be the sole arbitrator for the proceeding.  The arbitration shall be held, and any award shall be rendered, in Paris (France), in the English language.  The award may include reimbursement of the costs of the arbitration (including, without limitation, reasonable attorney fees) to the prevailing Party or a portion of such costs as determined by the arbitrator.  An award of the arbitrator shall be final and binding on the Parties and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

17.            Governing Law

This Agreement and its application and interpretation will be governed exclusively by its terms and the laws of the State of Nevada (USA), and excluding any conflicts of law provisions which would require the application of any law other than Nevada.

18.            Binding Effect

All of the terms and provisions of this Agreement by or for the benefit of the Parties shall be binding upon and inure to the benefit of their successors, assigns, heirs and personal representatives.  The rights and obligations provided by this Agreement shall not be assignable by any Party.  Except as expressly provided herein, nothing herein is intended to confer upon any person, other than the Parties and their successors, any rights or remedies under or by reason of this Agreement.

19.            Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

20.            No Reliance

No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement.  The Parties assume no liability to any third party because of any reliance on the representations, warranties and agreements contained in this Agreement.

21.            Early Termination

21.1.    This Agreement may be terminated after the first anniversary of the Closing Date for any reason by HPIL GC on 30 (thirty) days prior written termination notice to ET

21.2.    HPIL GC may terminate this Agreement immediately if ET materially breaches this Agreement. On termination of this Agreement for any reason, at any time, ET shall not be entitled to a refund of any portion of the Fee previously paid. If this Agreement is terminated before the first anniversary of the Closing Date by ET, ET shall pay HPIL GC, within 30 (thirty) days of such termination, the remainder of the Fee to which HPIL GC would be entitled from the termination date until such first anniversary absent such termination.

21.3.    Notwithstanding any provision in this section below to the contrary, if ET terminates this Agreement before the first anniversary of the Closing Date because the Parties agree there has been a material change in the Services as described in Exhibit A, ET shall be required to pay HPIL GC only those installments of the Fee that become due on or before such termination.

21.4.    ET may terminate this Agreement after the first anniversary of the effective date for any reason on 30 (thirty) days written notice to HPIL GC. If ET opines that the scope of services has changed significantly from the Agreement or the Services provided are unsatisfactory to ET, a mutual agreement between the Parties will not be necessary to terminate the Agreement; however written notice 30 (thirty) days in advance will still be required.

21.5.    This Agreement shall automatically terminate upon the dissolution, bankruptcy or insolvency of ET or HPIL GC. HPIL GC and ET shall have the right and the discretion to terminate this Agreement should the other Party, in performing its duties hereunder, violate any law, ordinance, permit or regulation of any governmental entity or self-regulatory organization, accept for violations that either singularly or in the aggregate do not have or will not have a materially adverse effect on the Party desiring termination. Work Product: It is agreed that all information and materials produced for ET shall be the property of HPIL GC, free and clear of all claims thereto by ET, and ET has no claim of authorship therein or ownership rights thereto. If terminated no funds paid will be refundable by HPIL GC to ET and no further payments will be due to HPIL GC from ET.

22.            Captions

Captions to sections and subsections of this Agreement have been included solely for the sake of convenient reference and are entirely without substantive effect.

23.            Entire Agreement

This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as set forth specifically herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be implied or be binding (including, without limitation, any alleged waiver based on a Party’s knowledge of any inaccuracy in any representation or warranty contained herein) unless in writing and signed by the Party against which such amendment, supplement, modification, waiver or termination is asserted.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly therein provided.

THIS SERVICE AND CONSULTING AGREEMENT has been entered into as of the date first set forth above.

ET : ECOLOGY TRANSPORT SRL, a private company domiciled in Italy. By: /s/ Mauro Minetta . Mauro Minetta As: President and CEO	HPIL GC: HPIL GLOBALCOM Inc., a Nevada (USA) corporation. By: /s/ Nitin Amersey . Nitin Amersey As: CFO and Corporate Secretary

EXHIBIT A – The Services

DUTIES OF HPIL GC: HPIL GC will provide the following business consulting services:

1.     Provide general service and consulting regarding ET investments in companies.

2.     Provide general service and consulting regarding ET investments in products/technologies.

3.     Provide general administrative services as may be requested by ET from time to time.

4.     Provide specific services as requested by ET from time to time.

5.     Provide specific consulting as requested by ET from time to time.